Exhibit 4.03

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 2, 2013 (this “Amendment”), is by and among (a) ENTERCOM RADIO, LLC (the “Borrower”), a Delaware limited liability company, (b) ENTERCOM COMMUNICATIONS CORP. (the “Parent”), a Pennsylvania corporation, (c) certain Lenders (as defined below) and (d) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to that certain Credit Agreement, dated November 23, 2011 (as amended by that certain First Amendment to Credit Agreement, dated as of November 27, 2012, and as further amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Parent, the lending institutions party thereto (the “Lenders”), and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the third paragraph of Section 10.01 of the Credit Agreement permits amendment of the Credit Agreement with consent of the Administrative Agent, the Borrower and the Lenders providing the relevant replacement term loan tranche to permit the refinancing of all or a portion of outstanding Term Loans with a replacement term loan tranche thereunder; and

WHEREAS, pursuant to the third paragraph of Section 10.01 of the Credit Agreement, the Borrower desires to create Replacement Term Loans under the Credit Agreement having identical terms with and having the same rights and obligations under the Loan Documents as the Refinanced Term Loans, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby; and

WHEREAS, each Term B-1 Lender that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (each, a “Consent”) shall be deemed, upon effectiveness of this Amendment, to have exchanged all (or such lesser amount allocated to it by the Arrangers) of its Term B-1 Loans for Term B-2 Loans, and such Lender shall thereafter become a Term B-2 Lender; and

WHEREAS, each Person that executes and delivers a joinder agreement to this Amendment substantially in the form of Exhibit B hereto (each, a “Joinder Agreement”) as an Additional Term B-2 Lender will make Term B-2 Loans in the amount set forth on the signature page of such Person’s Joinder Agreement on the effective date of this Amendment to the Borrower, the proceeds of which will be used by the Borrower to repay a like amount of the outstanding principal amount of Non-Exchanged Term B-1 Loans (as defined herein); and

WHEREAS, the Borrower shall pay to each Term B-1 Lender immediately prior to the effectiveness of this Amendment all accrued and unpaid interest on its Term B-1 Loans to, but not including, the date of effectiveness of this Amendment; and

WHEREAS, the Loan Parties and the Required Lenders desire to make certain other amendments set forth in Section 2 below pursuant to amendments authorized by Section 10.01 of the Credit Agreement;

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 1

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Parent, the undersigned Lenders and the Administrative Agent hereby agree as follows:

§1. Amendments to Credit Agreement.   Effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to amend and restate the following definitions in their entirety to read as follows:

“Applicable Percentage” means (a) in respect of the Term B-2 Facility, with respect to any Term B-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B-2 Facility represented by (i) on or prior to the Second Amendment Effective Date, such Term B-2 Lender’s Term B-2 Commitment at such time and (ii) thereafter, the principal amount of such Term B-2 Lender’s Term B-2 Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of such Revolving Lender’s Revolving Commitment at such time. If the commitment of each Revolving Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Term B-1 Lender” means any Lender that holds Term B-1 Loans immediately prior to the Second Amendment Effective Date.

“Term B-1 Loan” has the meaning specified in Section 2.01(b).

(b) Clause (b) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) in respect of the Term B-2 Facility, 3.00% per annum with respect to the Eurodollar Rate and 2.00% per annum with respect to the Base Rate.

(c) The proviso at the end of the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided that in respect of any Term Loans that are (i) Eurodollar Rate Loans or (ii) Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the Eurodollar Rate shall be at all times not less than 1.00%.

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(d) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order to read as follows:

“Additional Term B-2 Commitment” means, with respect to an Additional Term B-2 Lender, the commitment of such Additional Term B-2 Lender to make an Additional Term B-2 Loan on the Second Amendment Effective Date, in the amount set forth in the records of the Administrative Agent. The aggregate amount of the Additional Term B-2 Commitments of all Additional Term B-2 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B-1 Loans.

“Additional Term B-2 Lender” means a Person with an Additional Term B-2 Commitment to make Additional Term B-2 Loans to the Borrower on the Second Amendment Effective Date, which for the avoidance of doubt may be an existing Term B-1 Lender.

“Additional Term B-2 Loan” means a Loan that is made pursuant to Section 2.01(c)(ii) of the Credit Agreement on the Second Amendment Effective Date.

“Exchanged Term B-1 Loans” means each Term B-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Term B-2 Loan and the Arrangers have allocated into a Term B-2 Loan.

“Non-Exchanged Term B-1 Loan” means each Term B-1 Loan (or portion thereof) other than an Exchanged Term B-1 Loan.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 2, 2013, among the Borrower, the Parent, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means December 2, 2013.

“Term B-2 Commitment” means (a) with respect to a Term B-1 Lender, the agreement of such Term B-1 Lender to exchange all or a portion of the principal amount of its Term B-1 Loans (or such lesser amount allocated to it by the Arrangers) for an equal principal amount of Term B-2 Loans on the Second Amendment Effective Date in the amount set forth in the records of the Administrative Agent and (b) any Additional Term B-2 Commitment.

“Term B-2 Facility” means, at any time, (a) on or prior to the Second Amendment Effective Date, the aggregate amount of the Term B-2 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B-2 Loans of all Term B-2 Lenders outstanding at such time.

“Term B-2 Lender” means at any time, (a) on or prior to the Second Amendment Effective Date, any Lender that has a Term B-2 Commitment at such time and (b) at any time after the Second Amendment Effective Date, any Lender that holds Term B-2 Loans at such time.

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 3

“Term B-2 Loan” means an Additional Term B-2 Loan or a Loan that is deemed made pursuant to Section 2.01(c)(i).

(e) Section 1.01 of the Credit Agreement is hereby amended to delete the following definitions in their entirety: Additional Term B-1 Commitment, Additional Term B-1 Lender, Additional Term B-1 Loan, Exchanged Term B Loans, Non-Exchanged Term B Loans, Term B-1 Commitment and Term-B-1 Facility.

(f) On and after the Second Amendment Effective Date, all references to “Term B-1 Commitment”, “Term B-1 Facility”, “Term B-1 Lender” and “Term B-1 Loan” in the Credit Agreement and the Loan Documents shall be deemed to be references to “Term B-2 Commitment”, “Term B-2 Facility”, “Term B-2 Lender” and “Term B-2 Loan”, respectively (other than any such references contained in the Second Amendment and any provision amended by the Second Amendment).

(g) Section 2.01 of the Credit Agreement is hereby amended by amending and restating subsection (b) thereof to read in its entirety as follows:

(b) Term B Loans; Term B-1 Loans. Subject to the terms and conditions set forth herein, the Term B Lenders made a term loan to the Borrower on the Closing Date in an aggregate amount equal to $375,000,000 (collectively, the “Term B Loans” and each, individually, a “Term B Loan”). Subject to the terms and conditions set forth herein, the Term B-1 Lenders made a term loan to the Borrower on the First Amendment Effective Date in an aggregate amount to refinance in full the Term B Loans (collectively, the “Term B-1 Loans” and each, individually, a “Term B-1 Loan”).

(h) Section 2.01 of the Credit Agreement is hereby amended by amending and restating subsection (c) thereof in its entirety to read as follows:

(c) Term B-2 Loans.

(i) Subject to the terms and conditions hereof and of the Second Amendment, each Term B-1 Lender severally agrees to exchange its Exchanged Term B-1 Loans for a like principal amount of Term B-2 Loans on the Second Amendment Effective Date.

(ii) Subject to the terms and conditions hereof and of the Second Amendment, each Additional Term B-2 Lender severally agrees to make an Additional Term B-2 Loan to the Borrower on the Second Amendment Effective Date in the principal amount equal to its Additional Term B-2 Commitment on the Second Amendment Effective Date. The Borrower shall prepay the Non-Exchanged Term B-1 Loans with a like amount of the gross proceeds of the Additional Term B-2 Loans, concurrently with the receipt thereof.

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 4

(iii) The Borrower shall pay to the Term B-1 Lenders immediately prior to the effectiveness of the Second Amendment all accrued and unpaid interest on the Exchanged Term B-1 Loans to, but not including, the Second Amendment Effective Date on such Second Amendment Effective Date and the Borrower shall thereafter pay breakage thereon to the extent required in accordance with Section 3.05 as though (solely for this purpose) each Exchanged Term B-1 Loan had been prepaid on such date. All Term B-2 Loans will have an initial Interest Period beginning on the Second Amendment Effective Date.

(iv) Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term B-2 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(v) The Term B-2 Loans shall have the same terms as the Term B-1 Loans as set forth in the Credit Agreement and Loan Documents before giving effect to the Second Amendment, except as modified by the Second Amendment; it being understood that the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and the other Loan Documents as the Term B-1 Loans prior to the Second Amendment Effective Date.

(i) Section 2.05(c)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

(ii) In the event of any prepayment of Term B-2 Loans made with the proceeds of any Indebtedness (other than proceeds of Committed Loans) having a lower effective yield (taking into account applicable interest rate, including floors, OID and fees, with OID and fees being equated to interest rate based on a four-year life to maturity) than the effective yield (taking into account applicable interest rate, including floors, OID and fees, with OID and fees being equated to interest rate based on a four-year life to maturity) for the Term B-2 Loans on or prior to the date that is six months after the Second Amendment Effective Date, the Borrower shall pay to the applicable Term B-2 Lenders with respect to such Term B-2 Loans a prepayment premium equal to 1% of the principal amount of the Term B-2 Loans so prepaid.

(j) Section 2.06(b)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

(i) The Term B-2 Commitment of each Additional Term B-2 Lender shall be automatically terminated on the Second Amendment Effective Date upon the effectiveness of the Additional Term B-2 Loans on such date.

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(k) Section 2.07(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Term B-2 Loans. Repay to the Term B-2 Lenders on the last day of each fiscal quarter (or, in the case of the final principal installment to be repaid on the Term B Loan Maturity Date, as set forth in the proviso hereto), commencing with the fiscal quarter beginning on January 1, 2014 (with the first such payment being due and payable on March 31, 2014), a quarterly principal installment on the Term B-2 Loans in an amount equal to 0.25% of the original principal amount of the Term B-2 Facility (the “Term B Repayment Amounts”); provided, however, that the final principal repayment installment of the Term B-2 Loans shall be repaid on the Term B Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-2 Loans outstanding on such date (together with all accrued and unpaid interest thereon).

(l) Section 7.11 of the Credit Agreement is hereby amended to delete the last sentence thereof and add the following sentence at the end of such Section to read as follows:

Use the proceeds of the Term B-2 Loans for any purpose other than to refinance the outstanding amount of the Term B-1 Loans.

§2. Other Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date, with the consent of the Required Lenders determined after giving effect to the exchange of Term B-1 Loans into Term B-2 Loans and the effectiveness of Additional Term B-2 Loans:

(a) Section 1.01 of the Credit Agreement is hereby amended to amend and restate the following definitions in their entirety to read as follows:

“Change in Law” “Change in Law” means the occurrence, after the date of this Agreement (or in the case of any Replacement Term Loan, on or after the effective date of the amendment pursuant to which such Replacement Term Loan is made), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Guarantors” means, collectively, (a) the Parent and each existing and future direct and indirect Domestic Subsidiary and, to the extent no Adverse Tax Consequence would result, foreign Subsidiary of the Parent and the Borrower, except (i) any Domestic Subsidiary of the Borrower that exclusively holds all the Equity Interests of one or more foreign Subsidiaries and the Guaranty of which would cause Adverse Tax Consequence to the Borrower and (ii) Unrestricted Subsidiaries and (b) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

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“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, or with respect to a Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees with respect to any of the foregoing that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

(b) Clause (xiv) of clause (a) of the definition of “Consolidated Operating Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(xiv) to the extent deducted in determining Consolidated Net Income for such period and except to the extent capitalized, fees and expenses incurred in connection with (A) this Agreement (including any amendments), (B) other Indebtedness of the Loan Parties permitted under Section 7.03 hereof, and (C) any issuance of Equity Interests by the Loan Parties permitted under the terms of this Agreement, in each case, including fees and expenses of advisors and legal counsel,

(c) The last sentence at the end of the definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

For the avoidance of doubt, in calculating Excess Cash Flow for the Parent’s 2013 fiscal year, the $3.475 million of repayments of the scheduled payments on the Term B-1 Loans made prior to the Second Amendment Effective Date shall be subtracted from Consolidated Operating Cash Flow pursuant to clause (b)(ii) above.

(d) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.23 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

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“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.23).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(e) Section 2.05(b)(iv) of the Credit Agreement is hereby amended to add the following to the end thereof:

For the avoidance of doubt, optional prepayments of any Refinanced Term Loans shall be deemed optional prepayments of the corresponding Replacement Term Loans for purposes of calculating any Excess Cash Flow payment.

(f) Article X of the Credit Agreement is hereby amended to add a new Section 10.23 thereto to read as follows:

10.23. Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.23 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 8

(g) Exhibit C to the Credit Agreement is hereby amended by replacing the parenthetical phrase “(including the First Amendment)” with the parenthetical phrase “(including any amendments)” in Section I.A.15 of Schedule 2.

§3. Amendments to Security Agreement, Parent/Borrower Pledge Agreement and Subsidiary Pledge Agreement. Effective as of the Second Amendment Effective Date, with the consent of the Required Lenders determined after giving effect to the exchange of Term B-1 Loans into Term B-2 Loans and the effectiveness of Additional Term B-2 Loans:

(a) Schedule 1 to the Security Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 1 to the Security Agreement.

(b) Schedule 1 to the Parent/Borrower Pledge Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 1 to the Parent/Borrower Pledge Agreement.

(c) Schedule 1 to the Subsidiary Pledge Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 1 to the Subsidiary Pledge Agreement.

§4. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions, including receipt by the Administrative Agent of the following items:

(a) there shall exist no Default immediately after giving effect to this Amendment; and

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment or the Consent thereto approving this Amendment, duly executed and delivered by the Borrower, the Parent, each Guarantor, the Term B-2 Lenders, the Required Lenders and the Administrative Agent; and

(c) the Administrative Agent shall have received Consents to this Amendment from Term B-1 Lenders and Joinder Agreements executed by one or more Additional Term B-2 Lenders such that the aggregate principal amount of the Exchanged Term B-1 Loans plus the aggregate principal amount of the Additional Term B-2 Commitments shall equal the aggregate principal amount of the outstanding Term B-1 Loans immediately prior to the effectiveness of this Amendment; and

(d) the Administrative Agent and the Lenders shall have received a legal opinion of counsel to the Loan Parties, which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent; and

(e) the representations and warranties set forth in the immediately following Section of this Amendment entitled “Representations and Warranties” shall be true and correct as of the date of this Amendment; and

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 9

(f) the Administrative Agent shall have received, in form and substance reasonably acceptable to it, all resolutions, incumbency certificates, certificates of no default, and such other certificates and documents as reasonably requested by the Administrative Agent; and

(g) the Borrower shall have paid to each Lender that was a Term B-1 Lender prior to giving effect to this Amendment, all accrued and unpaid interest on its Term B-1 Loans to, but not including, the Second Amendment Effective Date; and

(h) the Administrative Agent shall have received the fee and expenses set forth in any engagement letter executed in connection with the Agreement, as amended hereby; and

(i) the Administrative Agent shall have received a confirmation agreement that confirms and affirms each of the Guaranty and each of the Collateral Documents, and each other Loan Document by the applicable Loan Parties, in each case reasonably acceptable to the Administrative Agent and the Required Lenders; and

(j) the Administrative Agent shall have received Notes executed by the Borrower in favor of each Lender requesting a Note evidencing its Term B-2 Loan; and

(k) to the extent reasonably requested by an Additional Term B-2 Lender in writing not less than five (5) Business Days prior to the Second Amendment Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Act.

§5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties. Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Amendment), except to the extent: (a) such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects; and (b) that such representations and warranties relate specifically to a prior date.

(b) Enforceability. The execution and delivery by the Borrower and the Parent of this Amendment, and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended hereby, and each of the other Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the authority of each of the Borrower and the Parent and have been duly authorized by all necessary proceedings. This Amendment and the Credit Agreement, as amended, and each of the other Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment), constitute valid and legally binding obligations of each of the Borrower and the Parent, enforceable against each of them in accordance with their terms, except to the extent that the enforceability hereof and thereof may be limited by Debtor Relief Laws and by the application of general equitable principles (whether such enforcement is sought by proceedings in equity or at law).

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 10

(c) No Default. No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance on the Second Amendment Effective Date by the Borrower and the Parent of this Amendment or the other Loan Documents.

(d) No Conflict. Neither the execution, delivery and performance of this Amendment, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein will result in any breach of or default under the Senior Notes or any Senior Notes Document.

§6. No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrower, the Parent or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§8. Loan Document. This Amendment is a Loan Document under the terms of the Credit Agreement.

§9. Miscellaneous. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[Remainder of Page Intentionally Left Blank]

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 11

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower and Grantor:

ENTERCOM RADIO, LLC

By:
Name: Andrew P. Sutor, IV
Title: Senior Vice President

The Parent and Grantor:

ENTERCOM COMMUNICATIONS CORP.

By:
Name: Andrew P. Sutor, IV
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]

As to Section 3 only:

GRANTORS:

DELAWARE EQUIPMENT HOLDINGS, LLC
ENTERCOM AUSTIN, LLC
ENTERCOM BOSTON, LLC
ENTERCOM BUFFALO LICENSE, LLC
ENTERCOM BUFFALO, LLC
ENTERCOM CALIFORNIA, LLC
ENTERCOM DENVER, LLC
ENTERCOM GAINESVILLE, LLC
ENTERCOM GREENSBORO, LLC
ENTERCOM GREENVILLE, LLC
ENTERCOM INDIANAPOLIS, LLC
ENTERCOM KANSAS CITY, LLC
ENTERCOM LICENSE, LLC
ENTERCOM MADISON, LLC
ENTERCOM MEMPHIS, LLC
ENTERCOM MILWAUKEE, LLC
ENTERCOM NEW ORLEANS LICENSE, LLC
ENTERCOM NEW ORLEANS, LLC
ENTERCOM NEW YORK, INC.
ENTERCOM NORFOLK, LLC
ENTERCOM PORTLAND, LLC
ENTERCOM PROPERTIES, LLC
ENTERCOM PROVIDENCE, LLC
ENTERCOM ROCHESTER LICENSE, LLC
ENTERCOM ROCHESTER, LLC
ENTERCOM SEATTLE, LLC
ENTERCOM SPRINGFIELD, LLC
ENTERCOM WICHITA, LLC
ENTERCOM WILKES-BARRE SCRANTON, LLC
SMARTREACH DIGITAL, LLC

By:
Name: Andrew P. Sutor, IV
Title: Senior Vice President

ENTERCOM INCORPORATED

By:
Name: Andrew P. Sutor, IV
Title: President

[Signature Page to Second Amendment to Credit Agreement]

The Administrative Agent and Secured Creditor:

BANK OF AMERICA, N.A.,
as Administrative Agent and as Secured Creditor

By:
Name:
Title:

The Lenders:

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

The Lenders:

[Other Lenders], as a Lender

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

RATIFICATION OF GUARANTORS

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the Second Amendment dated as of December 2, 2013 to which this ratification is attached, and the Borrower’s and the Parent’s execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement, as amended by the Amendment; (d) acknowledges and confirms that the liens and security interests granted by such Guarantor pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Liens permitted under Section 7.01 of the Credit Agreement) that secure all of the Obligations on and after the date hereof to the extent required under the Loan Documents; (g) acknowledges, affirms and agrees to each term of the Amendment; and (h) hereby represents and warrants that its organizational or other governing documents have not been amended or modified in a manner adverse to the Lenders since such documents were most recently delivered to the Administrative Agent.

The Guarantors:

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ Andrew P. Sutor, IV
	Name:	Andrew P. Sutor, IV
	Title:	Senior Vice President

[Signature Page to Ratification of Guarantors]

DELAWARE EQUIPMENT HOLDINGS, LLC
ENTERCOM AUSTIN, LLC
ENTERCOM BOSTON, LLC
ENTERCOM BUFFALO LICENSE, LLC
ENTERCOM BUFFALO, LLC
ENTERCOM CALIFORNIA, LLC
ENTERCOM DENVER, LLC
ENTERCOM GAINESVILLE, LLC
ENTERCOM GREENSBORO, LLC
ENTERCOM GREENVILLE, LLC
ENTERCOM INDIANAPOLIS, LLC
ENTERCOM KANSAS CITY, LLC
ENTERCOM LICENSE, LLC
ENTERCOM MADISON, LLC
ENTERCOM MEMPHIS, LLC
ENTERCOM MILWAUKEE, LLC
ENTERCOM NEW ORLEANS LICENSE, LLC
ENTERCOM NEW ORLEANS, LLC
ENTERCOM NEW YORK, INC.
ENTERCOM NORFOLK, LLC
ENTERCOM PORTLAND, LLC
ENTERCOM PROPERTIES, LLC
ENTERCOM PROVIDENCE, LLC
ENTERCOM ROCHESTER LICENSE, LLC
ENTERCOM ROCHESTER, LLC
ENTERCOM SEATTLE, LLC
ENTERCOM SPRINGFIELD, LLC
ENTERCOM WICHITA, LLC
ENTERCOM WILKES-BARRE SCRANTON, LLC
SMARTREACH DIGITAL, LLC

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Senior Vice President

ENTERCOM INCORPORATED

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	President

[Signature Page to Ratification of Guarantors]

EXHIBIT A

CONSENT TO SECOND AMENDMENT

CONSENT TO SECOND AMENDMENT (this “Consent”) to the Second Amendment (“Amendment”), dated as of December 2, 2013, to that certain Credit Agreement, dated as of November 23, 2011 (the “Credit Agreement”), (a) ENTERCOM RADIO, LLC (the “Borrower”), a Delaware limited liability company, (b) ENTERCOM COMMUNICATIONS CORP. (the “Parent”), a Pennsylvania corporation, (c) certain Lenders from time to time party thereto and (d) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

The undersigned Term B-1 Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

Cashless Settlement Option

•	to convert 100% of the outstanding principal amount of the Term B-1 Loan held by such Lender (or such lesser amount allocated to such Lender by the Arrangers) into a Term B-2 Loan in a like principal amount.

Post-Closing Settlement Option

•	to have 100% of the outstanding principal amount of the Term B-1 Loan held by such Lender prepaid on the Second Amendment Effective Date and purchase by assignment a principal amount of Term B-2 Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the Arrangers).

Exhibit A Second Amendment to Credit Agreement

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: December 2, 2013	[Name of Term B-1 Lender], as a Lender

By:
Name:
Title:

Existing principal amount of Term B-1 Loans

immediately prior to Second Amendment Effective Date:

$[                                 ]

Exhibit A to Second Amendment to Credit Agreement

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of December 2, 2013 (this “Agreement”), by and among [ADDITIONAL TERM B-2 LENDER] (each, an “Additional Term B-2 Lender” and, collectively, the “Additional Term B-2 Lenders”), ENTERCOM RADIO, LLC (the “Borrower”), a Delaware limited liability company, and BANK OF AMERICA, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement dated as of November 23, 2011, amended by First Amendment to Credit Agreement dated as of November 27, 2012 (the “First Amendment”) and by Second Amendment to Credit Agreement dated as of December 2, 2013 (the “Second Amendment”) (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, Entercom Communications Corp. (the “Parent”), a Pennsylvania corporation, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Term B-2 Commitments (the “Additional Term B-2 Commitments”) with existing Term B-1 Lenders and/or Additional Term B-2 Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term B-2 Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-2 Lender hereby agrees to provide the Additional Term B-2 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(c)(ii) of the Credit Agreement. The Additional Term B-2 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from each Guaranty and Liens created by the Collateral Documents. For the avoidance of doubt, each Additional Term B-2 Lender hereby consents to the Second Amendment.

Each Additional Term B-2 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-2 Commitments provided pursuant to this Agreement shall constitute Term B-2 Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Term B-2 Lender hereby agrees to make an Additional Term B-2 Loan to the Borrowers in an amount equal to its Additional Term B-2 Commitment on the Second Amendment Effective Date in accordance with Section 2.01(c)(ii) of the Credit Agreement.

Exhibit B to Second Amendment to Credit Agreement

Each Additional Term B-2 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Additional Term B-2 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-2 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-2 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-2 Commitment set forth on its signature page hereto, effective as of the Second Amendment Effective Date.

For each Additional Term B-2 Lender, delivered herewith to the Administrative Agent and the Borrower are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B- Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Exhibit B to Second Amendment to Credit Agreement

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Exhibit B to Second Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of December 2, 2013.

[NAME OF ADDITIONAL TERM B-2 LENDER]

By:
Name:
Title:

[If a second signature is necessary:]

By:
Name:
Title:

Additional Term B-2 Commitments:
$[ ]

Exhibit B to Second Amendment to Credit Agreement

ENTERCOM RADIO, LLC

By:
Name:
Title:

Exhibit B to Second Amendment to Credit Agreement

Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit B to Second Amendment to Credit Agreement